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                                                                    EXHIBIT 10.2

                           SOFTWARE LICENSE AGREEMENT


         This SOFTWARE LICENSE AGREEMENT (as referred to herein, the "Agreement", and as referred to in other instruments or documents by and between the parties hereto and/or their respective subsidiaries or affiliates, the "Amended License Agreement"), by and between CareSouth Home Health Services, Inc. ("Licensor"), and Amedisys, Inc. ("Amedisys"), effective as of this 1st day of October, 2001 (the "Effective Date").

                                    RECITALS

         WHEREAS, Licensee currently owns and operates, and in the future may own and operate additional, Medicare-certified home health agencies (hereinafter, individually, an "Agency" and collectively, the "Agencies"); and

         WHEREAS, Licensor owns rights in DOS-based and windows-based computer programs (the "Software") designed to, among other things, provide billing, payroll and collections services for the Agencies; and

         WHEREAS, Licensee desires to obtain a non-exclusive, non-transferable license to use the Software in its Agencies, and limited rights (1) to sublicense the Software to third parties and (2) to transfer such license to, or use such license rights in connection with, a joint venture in which Licensee participates, all subject to the terms and conditions of this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee agree as follows:

                                    AGREEMENT

                                 I. DEFINITIONS

1.1 "Agencies" means each of the agencies identified in Schedule A hereto.

1.2 "Agreement" means this Agreement and the Schedules and Exhibits attached hereto.

1.3 "Documentation" means the user and system documentation set forth in Schedule B for use with the Software.

1.4 "Error" means a material failure of the Software to function in conformity with its specifications.

1.5 "Licensee" means Amedisys and each of its Agencies, whether now or hereafter owned and operated.

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1.6 "License Fees" means the fees Licensee shall pay as specified in Schedule C hereto.

1.7 "Location" means each of the Agency Locations specified in Schedule A hereto (as such Schedule shall be amended or modified from time to time to reflect the addition or deletion of Agency Locations).

1.8 "Software" means Licensor's Software and related programs and utilities specified in Schedule B and all versions, copies, upgrades, improvements, modifications, new versions and/or maintenance releases made by Licensor or Licensee.

1.9 "Specifications" means any current product specifications published by Licensor or Licensee with respect to the Software.

                                   II. LICENSE

2.1 In accordance with the terms herein, Licensor grants to Licensee, and Licensee accepts from Licensor, a non-exclusive, non-transferable license to:
(1) use Licensor's Software and Documentation solely for its internal operations at each Location specified in Schedule A; and (2) copy the Software for archival and backup purposes only, provided that all titles, trademarks, copyrights, proprietary and restricted rights and notices shall be reproduced in all such copies, and that all such copies shall be subject to the terms of this Agreement. A description of the Software and related Documentation is attached as Schedule B hereto.

2.2 Licensee shall not: (1) make available or distribute all or any part of the Software or Documentation to any third party by assignment, sub-license, or by any other means; or (2) copy, adapt, reverse engineer, decompile, disassemble, or modify, in whole or in part, any of the Software or Documentation; or (3) allow a third party access to the Software.

2.3 Notwithstanding the provisions of the foregoing Sections 2.1 and 2.2, Licensor acknowledges and agrees that, provided no event of default (as herein defined) has occurred hereunder, (a) Licensee may upgrade, improve or modify the Software or the Documentation, subject to Licensor's rights as provided in
Section 4.1 hereof, (b) Licensee may sublicense the Software to a third party, provided, however, that Licensee shall not be permitted to conduct billing and collection functions, or to interfere with the conduct of the same by Licensor, with respect to such sublicense(s) for a period of twelve (12) months from the date of execution hereof and (c) Licensee may transfer its license to, or use its license rights in connection with, a joint venture in which Licensee participates, and shall be permitted to conduct billing and collection functions in connection with same, provided, however, that the Licensee must at all times be the legal and beneficial owner of not less than 30% of the equity ownership of such joint venture.

                          III. LICENSE FEES AND PAYMENT

3.1 Licensee shall pay the License Fees in accordance with the payment schedule set forth in Schedule C, in immediately available funds. Payment of the License Fees shall be made by Licensee to Licensor in full on each applicable payment date without any right of set-off or deduction.

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3.2 Licensee shall be responsible for any applicable sales or use taxes or any value added or similar taxes payable with respect to the licensing of the Software, or arising out of or in connection with this Agreement, other than taxes levied or imposed based upon Licensor's income. In the event that Licensor pays any such taxes on behalf of Licensee, Licensor shall invoice Licensee for such taxes and Licensee agrees to pay such taxes in accordance with this Agreement.

3.3 In addition to the remedies set forth in Section 6.5 hereof, the failure by Licensee to pay any amounts due under this Agreement in full in accordance with this Agreement shall make Licensee liable to pay Licensor interest at the rate of two percent (2%) per month on any License Fees due hereunder, or at the highest amount permitted by applicable law, such interest to accrue on a daily basis after as well as before any judgment relating to collection of the amount(s) due.

                   IV. PROPRIETARY RIGHTS AND CONFIDENTIALITY

4.1 Licensor represents and warrants that it owns the Software, Documentation and Specifications, and has the right to license the same to Licensee. Licensee acknowledges and agrees that all copyright, patent, trade secret, trademark, and all other intellectual property rights of whatever nature in the Software, Documentation, and Specifications are and shall remain the property of Licensor, and nothing in this Agreement should be construed as transferring any aspects of such rights to Licensee or any third party. Any upgrades, improvements or modifications to, or new versions of, the Software shall become a part of the Software, and, as such, are subject to the terms and conditions of this Agreement, whether such upgrades, improvements, modifications or new versions are made by Licensor or Licensee. Additionally, Licensor shall own all proprietary rights associated with such upgrades, improvements, modifications or new versions. Licensee hereby agrees that the foregoing provisions apply similarly to upgrades, improvements or modifications to, or new versions of, the Software made by Licensee prior to the execution of this Agreement.

4.2 "Confidential Information" shall mean the Software, Documentation, and Specifications. Licensee acknowledges the confidential and proprietary nature of the Confidential Information and agrees that it shall not reveal or disclose any Confidential Information for any purpose to any other person, firm, corporation or other entity, other than Licensee's employees with the need to know such Confidential Information to perform employment responsibilities consistent with Licensee's rights under this Agreement. Licensee shall safeguard and protect the Confidential Information from theft, piracy, or unauthorized access in a manner at least consistent with the protections Licensee uses to protect its most confidential information. Licensee shall inform its employees of its obligations under this Agreement, and shall take such steps as may be reasonable in the circumstances, or as may be reasonably requested by Licensor, to prevent any unauthorized disclosure, copying, or use of the Confidential Information. Licensee acknowledges and agrees that in the event of Licensee's breach of this provision, Licensor will suffer irreparable injuries not compensated by monetary damages and therefore shall not have an adequate remedy at law. Accordingly, Licensor shall be entitled to a preliminary and final injunction without the necessity of posting bond. This remedy is separate and apart from any other remedy Licensor may have.

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4.3 Licensee shall notify Licensor immediately upon discovery of any prohibited use or disclosure of the Confidential Information or any other breach of these confidentiality obligations by Licensee, and shall fully cooperate with Licensor to help Licensor regain possession of the Confidential Information and prevent the further prohibited use or disclosure of the Confidential Information.

                             V. WARRANTY DISCLAIMERS

5.1 As of the date hereof, Licensee acknowledges that it has had an opportunity to inspect, use and assess the Software and that, as of such date, the Software meets all of Licensee's requirements and expectations and operates without Errors.

5.2 LICENSOR EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTIBILITY AND FITNESS FOR A PARTICULAR PURPOSE. LICENSOR DOES NOT WARRANT THAT THE SOFTWARE WILL MEET LICENSEE'S REQUIREMENTS, OR THAT THE OPERATION OF THE SOFTWARE WILL BE UNINTERRUPTED OR ERROR-FREE. THE ENTIRE RISK OF THE SOFTWARE'S QUALITY AND PERFORMANCE IS WITH LICENSEE.

5.3 LICENSOR SHALL HAVE NO LIABILITY WITH RESPECT TO ITS OBLIGATIONS UNDER THIS AGREEMENT OR OTHERWISE FOR CONSEQUENTIAL, EXEMPLARY, SPECIAL, INCIDENTAL, OR PUNITIVE DAMAGES EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE LIABILITY OF LICENSOR TO LICENSEE FOR ANY REASON AND UPON ANY CAUSE OF ACTION SHALL BE LIMITED TO THE AMOUNT PAID TO LICENSOR BY LICENSEE UNDER THIS AGREEMENT. THIS LIMITATION APPLIES TO ALL CAUSES OF ACTION IN THE AGGREGATE, INCLUDING, WITHOUT LIMITATION, TO BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY, MISREPRESENTATIONS, AND OTHER TORTS.

                        VI. TERM, TERMINATION AND DEFAULT

6.1 The License granted herein shall remain in effect from the Effective Date until May 1, 2004 (the "Termination Date"), unless earlier terminated as provided for herein.

6.2 The following shall constitute "events of default" (and each, individually, an "event of default") hereunder: (1) any breach by Licensee of any provision of this Agreement; (2) failure of the Licensee to provide Licensor with a current version of the Software immediately following the release of any new version of, or the making of any upgrades, improvements or modifications to, the Software, as provided in Section 8.8 hereof; (3) any breach by Licensee of, or any occurrence of a default or event of default under, the $1,234,034.85 Promissory Note, dated September 10, 1999, made by Licensee and payable to the order of Licensor, as amended by the Modification Agreement, of even date herewith (as amended, modified, supplemented, extended, renewed or replaced through the date hereof, the "Note"), or any occurrence of a default or event of default or a failure to pay amounts due in connection with the Promissory Note, of even date herewith, made by Licensee and payable to the order of CareSouth Indemnity Services, LLC (as amended, modified, supplemented, extended, renewed or replaced through the date hereof, the

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"Indemnity Note"); (4) any failure by Licensee to pay the License Fees when due, provided that such failure shall not constitute an event of default hereunder in the event that Licensee pays such amounts within 24 hours after notice of such failure given by Licensor to Licensee; and (5) Licensee's making an assignment for the benefit of its creditors, the filing of any voluntary or involuntary bankruptcy, Licensee's insolvency, or the appointment of a trustee or a receiver for Licensee or its property.

6.3 Licensor may terminate this Agreement, the License, or both, immediately and without further obligation to Licensee upon the occurrence of an event of default. Termination shall not relieve Licensee of its obligation to pay all amounts due and payable to Licensor as of the date of termination, including, without limitation, all amounts accelerated pursuant to Section 6.5 hereof.

6.4 Upon an event of default under this Agreement, termination of the License or termination of this Agreement, Licensee shall immediately cease using the Software and Documentation and shall promptly return all copies of the Software, Documentation, Specifications and all other Confidential Information in its possession or control. Licensee shall delete all copies of such materials residing in computer memory, and destroy all copies of such materials that incorporate Licensor's Confidential Information.

6.5 In addition to any other remedies the Licensor may have, upon an event of default under this Agreement:

         (a) the aggregate of the License Fees due and payable to Licensor for the entire remainder of the term of this Agreement (together with any License Fees that may be past due hereunder) shall become immediately due and payable;

         (b) all other indebtedness and obligations of Licensee to Licensor or any subsidiary or affiliate of Licensor, now existing or hereafter arising, shall become immediately due and payable at the option of Licensor or such subsidiary or affiliate of Licensor, as applicable; and

         (c) within 90 days after the date Licensor gives notice to Licensee of the occurrence of an event of default hereunder, and provided that written demand has been made by Licensor, Licensee shall validly authorize, and immediately thereafter validly issue, in one or more tranches, to one or more third party institutional investors, for the benefit and account of the Licensor, that number of duly authorized, fully paid and nonassessable shares of the Series A Convertible Preferred Stock of the Licensee, par value $.001 per share (the "Series A Preferred Stock") that shall have a value, in the aggregate, equal to the total amount payable upon acceleration under paragraphs
(a) and (b) of this Section 6.5, with cash amounts received by Licensee (net of selling expenses, underwriting discounts and related costs) from such investors to be paid to Licensor and applied by Licensor to the satisfaction of all obligations due to Licensor or its affiliates and subsidiaries from Licensee and its subsidiaries and affiliates. Such application shall be deemed satisfaction of such obligations to Licensor and its affiliates and subsidiaries only to the extent of such value received and so applied. If such amounts paid to Licensor by Licensee exceed the total obligations due from Licensee and its affiliates and subsidiaries to Licensor and its affiliates and subsidiaries, then Licensor shall return the excess to Licensee. To the extent that Licensee fails to issue Series A Preferred Stock as of the end of such 90 day period in accordance with the foregoing terms, or otherwise satisfy its obligations to

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Licensor and its affiliates and subsidiaries, then, on the last day of such period, Licensee shall validly authorize, and immediately thereafter begin to validly issue, to Licensor or its designee, in one or more tranches, that number of duly authorized, fully paid and nonassessable shares of the Series A Preferred Stock that shall have a value, in the aggregate, equal to the total amount payable upon acceleration under paragraphs (a) and (b) of this Section 6.5, and a per share value equal to the price per share of the Common Stock on the date that such Series A Preferred Stock is issued to Licensor, less 25% of such per share price, in accordance with the terms of the Certificate of Designations and the Registration Rights Agreement, each of which shall be in the form attached hereto as Exhibits B and C, respectively. Licensor agrees that within 90 days after such issuance, it shall give Licensee notice of its election to either (1) sell its shares of Series A Preferred Stock (or the shares of Common Stock into which such shares of Series A Preferred Stock are convertible) or (2) retain the shares of Series A Preferred Stock or the Common Stock into which such Series A Preferred Stock is convertible. Cash amounts received upon transfer or sale by the Licensor (net of selling expenses, underwriting discounts and related costs) of such Series A Preferred Stock (or the Common Stock into which it is convertible), or the value (on an as-converted to Common Stock basis) of any shares retained as provided in clause (2) above, shall be applied by the Licensor against amounts due hereunder. Such application shall be deemed satisfaction of such obligations to Licensor and its affiliates and subsidiaries only to the extent of such value received and so applied. Notwithstanding the length of any period specified herein, and regardless of the election made by Licensor hereunder, Licensee agrees to continue to issue, and Licensor retains its right to require such additional issuances of, Series A Preferred Stock, until such time as the aggregate amount of cash received by Licensor, or the value of such issued shares of Series A Preferred Stock, as applicable in clause (2) above, equals the value of all obligations due to Licensor and its affiliates and subsidiaries from Licensee and its affiliates and subsidiaries, all in accordance with the terms hereof (such terms to include, but not be limited to, the 25% discount with respect to per share pricing). If the value received by Licensor exceeds the total obligations due from Licensee and its affiliates and subsidiaries to Licensor and its affiliates and subsidiaries, then Licensor shall return the excess to Licensee within ten
(10) days after Licensor receives notice of such overpayment from Licensee. Licensee further agrees that it (a) shall appropriately and timely file the Certificate of Designations with the Secretary of State of the State of Delaware, and shall file such certificates of amendment to same as Licensor deems necessary in the exercise of its reasonable discretion; (b) shall obtain all requisite approvals from its shareholders, including, without limitation, the holders of the Series A Preferred Stock; (c) shall at all times reserve and keep available out of its authorized shares of Common Stock (as defined in the certificate of incorporation of the Licensee), solely for the purpose of issue or delivery upon conversion of the Series A Preferred Stock, the maximum number of shares of Common Stock that may be issuable or deliverable upon such conversion, and shall issue such shares of Common Stock in accordance with the terms of its certificate of incorporation and the Registration Rights Agreement; and (d) obtain and provide to Licensor an opinion of counsel (who shall be satisfactory to Licensor) to the effect that the shares of Series A Preferred Stock shall be duly authorized and validly issued, fully paid and nonassessable.

The rights and remedies of the Licensor contained in this Agreement are cumulative and not exclusive of any rights or remedies otherwise provided by law.

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                            VII. TRANSFER OF LICENSE

7.1 Notwithstanding anything to the contrary contained herein, as of the Termination Date or such earlier date as all of Licensee's indebtedness and obligations to Licensor and each affiliate or subsidiary of Licensor shall have been satisfied, provided that Licensee shall have paid to Licensor all License Fees due hereunder and that no event of default hereunder shall have occurred and be continuing, Licensee shall have the right to acquire from the Licensor, the Software and the Documentation from the Licensor by paying to the Licensor the amount of $1 on the Termination Date. Upon the transfer by the Licensor of the license pursuant to this Section VII, no upgrades, improvements, modifications or new versions of the Software or Documentation shall be subject to the provisions of Section 4.1 hereof, and Licensee shall thereafter possess all proprietary rights thereto. Licensee further agrees that any other licensees of the Software or the Documentation shall be entitled to all existing license rights in accordance with the terms of any license agreements or other documents governing such rights, and such other license agreements and other documents shall remain in effect for a period of 12 months after the transfer of the pursuant to this Section VII, provided that such license agreements contain the terms and conditions customarily employed by Licensor in similar agreements. Licensee shall be entitled to the fees otherwise payable to Licensor pursuant to such license agreements and other documents. Licensor hereby agrees that it shall not sell, transfer or assign the Software or the Documentation or its rights thereto, except as provided in this Section VII, and shall not grant a security interest or otherwise encumber the Software or Documentation in such a way as would inhibit or impair the right of Licensor to transfer such Software or Documentation to Licensee in accordance with the terms of this Section VII.

                               VIII. MISCELLANEOUS
8.1 If any section of this Agreement is held to be illegal or unenforceable, the validity or enforceability of the remainder of this Agreement shall not be affected.

8.2 Licensee may not assign its rights or obligations under this Agreement without the prior written consent of Licensor, which consent shall not be unreasonably withheld by Licensor.

8.3 Failure by either party to exercise any right or remedy under this Agreement does not signify acceptance of the event giving rise to such right or remedy.

8.4 This Agreement will be governed by and construed in accordance with the laws of the State of Delaware.

8.5 Any notice required or permitted to be given or delivered under this Agreement shall be sent by facsimile (provided that any such facsimile received before 5 PM Eastern Standard Time on a given day shall be deemed to be received on that business day, while if received after such time, such facsimile shall be deemed to be received on the next succeeding business day) or delivered to the address set forth in this Agreement, and addressed to the attention of:

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If to Licensor:            CareSouth Home Health Services, Inc.
                           Augusta Corporate Centre
                           2743 Perimeter Parkway
                           Building 200, Suite 200
                           Augusta, Georgia  30909
                           Attention: Rick W. Griffin
                                      Chief Executive Officer
                           Fax: (888) 968-4907

with a copy to:            Capitol Partners
                           1000 Wilson Boulevard
                           Suite 2700
                           Arlington, Virginia  22209
                           Attention: T.J. Jubeir
                                      Managing Partner
                           Fax: (703) 248-9611

If to Licensee:            Amedisys, Inc.
                           11100 Mead Road
                           Suite 300
                           Baton Rouge, LA  70816
                           Attention: William F. Borne
                                      Chairman of the Board and CEO
                           Fax: (225) 292-8163

with a copy to:            Amedisys, Inc.
                           11100 Mead Road
                           Suite 300
                           Baton Rouge, Louisiana  70816
                           Attention: John Joffrion
                           Fax:     (___) ____-______

Notice shall be deemed to have been received by any party, and shall be effective on the third day after which such notice is deposited, if mailed by certified, first-class, postage prepaid, return receipt requested mail.

8.6 Sections 4, 5, and 8 shall survive the termination of this Agreement.

8.7 This Agreement and its Schedules and Exhibits comprise the entire agreement between the parties regarding the subject matter hereof and supercedes and merges all prior proposals, understandings, and all other agreements, oral or written, between the parties relating to the Agreement.

8.8 To induce Licensor to enter into this Agreement, Licensee agrees to provide Licensor with a complete copy of the current version of the Software as it exists on the Effective Date; Licensee also agrees, during the term of this Agreement, to provide Licensor with a current

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version of the Software following the release of any new version of, or the making of any upgrades, improvements or modifications to, the Software, when and as the payment of License Fees is required hereunder.

8.9 In the event that either party resorts to legal action to enforce the terms and provisions of this Agreement, the prevailing party shall be entitled to recover the actual and demonstrable costs of such action so incurred, including, without limitation, reasonable attorney's fees.

                         [SIGNATURES ON FOLLOWING PAGE]







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LICENSOR:                                   LICENSEE:

CARESOUTH HOME HEALTH                       AMEDISYS, INC.
SERVICES, INC.

By:     /s/ RICK W. GRIFFIN                 By:    /s/ WILLIAM F. BORNE
        ------------------------------             -----------------------------
Name:   Rick W. Griffin                     Name:  William F. Borne
        ------------------------------             -----------------------------
Title:  CEO                                 Title: CEO
        ------------------------------             -----------------------------
Date:   effective 10/1/01                   Date:  10/8/01
        ------------------------------             -----------------------------



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